UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2025

STARDUST POWER INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39875	99-3863616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 E. Putnam Ave, Suite 378, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 742-3095

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SDST	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	SDSTW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 17, 2025, Stardust Power Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (the “Underwriter”), pursuant to which the Company agreed to sell to the Underwriter, in a firm commitment public offering (the “Offering”), 21,500,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a public offering price of $0.20 per share. The Company also granted the Underwriter an over-allotment option to purchase up to 3,225,000 shares of the Company’s Common Stock (the “Option Shares,” together with Firm Shares, the “Shares”).

The Company expects to receive approximately $4,300,000 in gross proceeds from this Offering, before deducting underwriting discounts and other related offering expenses. This amount excludes any proceeds from the potential exercise of the Underwriter’s over-allotment option. The Offering closed on June 18, 2025 with respect to the sale of the Firm Shares; the Underwriter’s option to purchase the Option Shares remains exercisable for 45 days from the date of the Underwriting Agreement. Any Shares offered and sold in the Offering will be issued pursuant to the Company’s registration statement on Form S-1 (File No. 333-287939) filed with the Securities and Exchange Commission (the “SEC”) on June 11, 2025, and declared effective on June 16, 2025 (the “Registration Statement”), and the final prospectus, dated June 16, 2025, relating to the Offering and filed with the SEC on June 18, 2025 pursuant to Rule 424(b)(4). The Company currently intends to use the proceeds from this Offering to support the completion of the Definitive Feasibility Study (DFS/FEL-3) in connection with the Company’s proposed lithium processing facility in Muskogee, Oklahoma.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The Company previously filed the form of underwriting agreement as an exhibit to its Registration Statement.

The foregoing summary of the terms of the Underwriting Agreement is subject to, and qualified in its entirety by reference to, a copy of the Underwriting Agreement that is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

The Company issued press releases announcing the pricing and closing of the Offering on June 17, 2025, and June 18, 2025, respectively. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 17, 2025.
99.1	Press Release, dated June 17, 2025.
99.2	Press Release, dated June 18, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2025	STARDUST POWER INC.

/s/ Roshan Pujari
Roshan Pujari
Chief Executive Officer